1

1

Copyright 2009 | MacroMarkets LLC | Ver.1.0

Initial Public Offering

of

MacroShares™ Major Metro Housing

Up and Down Trusts

Filed pursuant to Rule 433

Registration No. 333-151522

2

Important Information

Market information displayed herein is obtained from non-proprietary market sources, and is subject to frequent change.  MacroMarkets LLC and its affiliates cannot attest to the accuracy, completeness, or timeliness of any information obtained from third party sources.

The content herein may contain "forward-looking statements," including projections, forecasts and estimates. These forward-looking statements are based upon certain assumptions. Actual events are difficult to predict and may differ from those assumed herein or used within any pricing calculators. Accordingly, there can be no assurance that the estimated returns or outcomes described herein can be realized, that the factual assumptions upon which forward-looking statements are based will materialize or that actual results will not be materially different than those presented herein.  Any historical performance information included herein is presented by way of example only.  Historical performance information is not indicative of future performance or of future investment returns of MacroShares or any other product.

The information herein concerning MacroShares is solely for informational purposes and constitutes neither an offer to sell nor the solicitation of an offer to buy securities to any person in any jurisdiction.
The information presented herein is not, and is not intended to be, a complete discussion of all material information you should know about MacroShares or any other product.  If you are considering purchasing MacroShares, you should read the relevant prospectus thoroughly prior to making a purchase, and carefully consider the investment objectives and policies, risk considerations, charges and ongoing expenses applicable to the MacroShares before investing or sending money.  MacroShares are risky investments.  In addition to the normal risks associated with investing in securities generally, due to the unique structure of MacroShares, their underlying benchmarks, their terms and attributes, MacroShares can trade at premium or discounted prices relative to underlying values (UV), and may
exhibit higher volatility and have less liquidity when compared to more traditional equity or debt instruments.   Although liquidity providers and market makers commonly narrow or eliminate differences between the prevailing market price and corresponding UV applicable to traded securities through arbitrage, investors should expect premium and discounted market prices to prevail over most of the life of a MacroShares investment.  Premiums and discounts will be affected by a MacroShare issue’s expected remaining term, interest rates, supply and demand, structural leverage (if any), termination triggers, and other factors.  You may lose all of the money that you invest in MacroShares.  Any underwriter or dealer participating in the offering can arrange to send you the prospectus pertaining to a
MacroShares issue upon request.  You can also obtain a prospectus by accessing www.MacroShares.com, by calling toll-free 888-Macros1  (888-622-7671), or by visiting EDGAR on the SEC website at
www.sec.gov and searching for company filings under the name of MacroShares Housing Depositor, LLC.   All securities transactions by MacroMarkets LLC are conducted through its broker-dealer affiliate, Macro Financial, LLC, member FINRA.

The content and any and all intellectual property rights herein are and shall remain at all times the property of MacroMarkets LLC or its licensors or suppliers. MacroShares is a trademark of
MacroMarkets LLC. The S&P/Case-Shiller Home Price Indices are licensed by Standard & Poor’s. The Case-Shiller® Indexes are a product of Fiserv, Inc.  MacroShares is an applied-for trademark of
MacroMarkets LLC. All other trademarks, service marks or registered trademarks are the property of their respective owners.  “Standard & Poor’s®” and “S&P®” are registered trademarks of Standard &
Poor’s, a division of The McGraw-Hill Companies, Inc. and have been licensed for use by MacroMarkets LLC.  CSW®, Case-Shiller®, CS™, Fiserv®, and Case Shiller Indexes® are trademarks of Fiserv
Fulfillment Services Inc. (f/k/a Fiserv CSW, Inc.) and have been licensed for use by Standard & Poor’s. Neither MacroShares nor any other financial product mentioned herein (the “Products”) are sponsored, endorsed, sold or promoted by Standard & Poor's, a division of The McGraw-Hill Companies, Inc. ("S&P"), Fiserv, or any of their third party licensors.  Neither S&P nor its third party licensors make any representation or warranty, express or implied, to the owners of the Products or any member of the public regarding the advisability of investing in securities generally or in the Products particularly or the ability of any S&P/Case-Shiller Home Price Index to track performance of the residential real estate and housing markets. S&P's and its third party licensors’ only relationship to
MacroMarkets is the licensing of certain trademarks and trade names of S&P and the third party licensors and of certain S&P/CS Indices, which are determined, composed and calculated by S&P or its third party licensors without regard to MacroMarkets or the Products. S&P and its third party licensors have no obligation to take the needs of its licensees or the owners of the Products into consideration in determining, composing or calculating any S&P/CS Index. Neither S&P nor its third party licensors is responsible for and none has participated in determining the pricing, quantities or timing of any issuance or sale of any Products by MacroMarkets or the assessment or method of settlement calculation therefore. S&P has no obligation or liability in connection with the administration, marketing or trading of the Products.

WITHOUT LIMITING THE FOREGOING, NONE OF MACROMARKETS LLC, ITS AFFILIATES, S&P, ITS AFFILIATES OR ANY OF THEIR RESPECTIVE THIRD PARTY LICENSORS GUARANTEES
THE ADEQUACY, ACCURACY, TIMELINESS OR COMPLETENESS OF ANY S&P/CASE-SHILLER HOME PRICE INDEX OR ANY DATA INCLUDED THEREIN, OR ANY COMMUNICATIONS
RELATED THERETO.  IN ADDITION, S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A
PARTICULAR PURPOSE OR USE WITH RESPECT TO ANY S&P/CS INDEX OR ANY DATA INCLUDED THEREIN.  IN NO EVENT WHATSOEVER SHALL MACROMARKETS, ITS AFFILIATES OR
THEIR THIRD PARTY LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS BE LIABLE FOR ANY INDIRECT, SPECIAL, INCIDENTAL, PUNITIVE OR CONSEQUENTIAL
DAMAGES, INCLUDING BUT NOT LIMITED TO LOSS OF PROFITS, TRADING LOSSES, LOST TIME OR GOODWILL, EVEN IF THEY HAVE BEEN ADVISED OF THE POSSIBILITY OF SUCH
DAMAGES, WHETHER IN CONTRACT, TORT, STRICT LIABILITY OR OTHERWISE. IN ADDITION, NEITHER MACROMARKETS LLC NOR ITS AFFILIATES NOR THEIR THIRD PARTY
LICENSORS, WHICH INCLUDE S&P AND ITS THIRD PARTY LICENSORS, SHALL BE SUBJECT TO ANY DAMAGES OR LIABILITY FOR ANY ERRORS, OMISSIONS OR DELAYS OF THE
DISSEMINATION OF ANY CONTENT, INCLUDING ANY S&P/CS INDEX.

For more information, please call 1-888-Macros1  x500  (888-622-7671 x500)

3

Offering Summary

Issuer

  MacroShares Housing Up Trusts                 10,000,000 shares

  MacroShares Housing Down Trusts             10,000,000 shares

Ticker/Exchange

  UMM (NYSE Arca)

  DMM (NYSE Arca)

Indexed Returns

Cumulative 3x returns on change in S&P/Case-Shiller Composite-10 Index

Starting Index Level:  162.17 (published February 2009)

5 ½ year maturity

Expense Ratio

1.25% + fixed fees (defrayed by US Treasury security income, see prospectus)

0.416% Beta-equivalent expense ratio   (1.25% divided by 3x index leverage factor)

Size

$500,000,000

Initial Share Price

  Determined by auction process

  Indicative price ranges:     UMM  $13.20 - $16.50    DMM  $30.80 - $38.50

  Sum of Up and Down shares will equal $50.00

Road Show

Auction Period

Starts March 30th

Open April 13th, Close April 21st

Placement Agent

Auction Manager

Macro Financial

W R Hambrecht + Co.

Selling Group

Fox-Pitt Kelton and others

MacroMarkets Team

Robert Shiller  |  Co-founder, Chief Economist

      Prof. of Economics, Yale University

      2009 Deutsche Bank Financial Economics Prize; Winner of the first TIAA-CREF Paul A. Samuelson Award

      National Bureau of Economic Research (research associate, since 1980), VP of the American Economic Association (2005) and President of
the Eastern Economic Association (2006-2007).  Writes a regular column “Finance in the 21st Century” for Project Syndicate (publishes around the world), and “Economic View” for The New York Times; author of dozens of scholarly articles, and several books – Market Volatility, Macro
Markets, Irrational Exuberance, The New Financial Order, The Subprime Solution, and Animal Spirits

Samuel Masucci III  |  Co-founder, President and CEO

      More than 20 years investment banking and trading experience, including senior management positions at Bear Stearns, UBS and Merrill
Lynch. Pioneer in developing a market for shared appreciation mortgages (SAMs) in the U.K.; led a group to develop, securitize and trade SAMs in Europe and the U.S.  Founded Cobblestone Consulting to bridge the gap between mortgage trade desks and small to medium-sized lenders;
developed pricing, insurance and exit strategies for more than $1Bln of residential mortgages.

Larry Larkin  |  Managing Director

      40-year veteran of equity options, futures, program trading, ETFs and over-the-counter financial products in senior roles at Goldman Sachs,
First Boston, Leland O'Brien and Rubenstein, ING-Barings, and the American Stock Exchange.  Served on the Board of Directors of the New
York Futures Exchange, committees for the S.I.A., and the Chicago Mercantile Exchange. Chartered Financial Analyst (CFA).

Terry Loebs  |  Managing Director

      Leads business development, technology and marketing efforts for real estate index products at MacroMarkets.  More than 20 years experience in financial services, mortgage trading, and real estate analytics. Previously Senior Vice President at Fiserv CSW, Inc. leading the property data analytics group and related product management, sales, marketing and business development activities; managed the Case-
Shiller Index business, home price forecast and automated valuation model products of the company for more than a decade. Pioneer in fostering acceptance of home price indexes and property valuation technology in the lending industry.

Bob Tull  |  Managing Director

      Leads product development and operations at MacroMarkets. 30-year track record of financial product development and operations experience, including ETFs, global custody, futures and options, commodities trading and international stock loan.  Catalyst for the exchange-
traded funds (ETF) marketplace while at the American Stock Exchange.

Management Team

Key Investment Highlights

Unique Play on the Largest Asset Class in the U.S.

Only listed cash security tracking the housing market

Based on the S&P/Case-Shiller Composite-10 Home Price Index

Express either a bullish (UMM) or bearish (DMM) view on future home prices

   Establish bearish view (DMM) without short selling, and without a margin account

No Counter-Party Risk

Trusts are fully secured by U.S. Treasuries and cash

Full Liquidity

Listed on NYSE Arca

Prior MacroShares product traded 3.3 million shares per day in 2008

Moderately Levered Returns that meet the needs of buy-and-hold investors

The leverage factor is applied to cumulative index returns

Unlike levered ETFs, these MacroShares are designed to deliver magnified index returns for holding periods beyond a single day

Low Transaction Fees

Institutional gross spread significantly lower than “standard” 7% IPO fee

MACRO MARKETS

Aggregate Capital Value ($ Trillions)
As of 12/31/08
$30.0
$25.0
$20.0
$15.0
$10.0
$5.0
$-
$10.3
$20.5
$6.0
U.S. Stocks
U.S. Real Estate
Housing
Commercial

MacroShares™ Major Metro Housing

6

U.S. Housing as an Asset Class

US Housing: The Largest Asset Class

Sources: CME, Federal Reserve, MacroMarkets, Standard & Poor’s, and World Federation of Exchanges

MACRO MARKETS

TIME
Best Inventions
of 2008
MacroShares
Major Metro Housing

MacroShares™ Major Metro Housing

7

U.S. Housing as an Asset Class

http://www.time.com/time/specials/packages/article/0,28804,1852747_1854195_1854130,00.html

8

For Investors  (UMM)

Housing returns have had low or negative correlations vs. other asset classes

Diversification benefits and potential for attractive risk-adjusted returns

Far greater liquidity, much lower transaction costs vs. “brick & mortar”

For Hedgers   (DMM)

Need to protect the value of a large asset that cannot be sold short

Efficient and cost effective execution is possible

The MacroShares Opportunity

U.S. Housing as an Asset Class

 as of December 2008                                           Relative Performance Since 1987

Correlation

Return

Volatility

Sharpe1

U.S. Housing

1.00

158.15%

10.90%

0.13

Bonds

-0.28

367.59%

17.49%

0.24

Commodities

0.14

107.31%

78.47%

0.01

REITs

0.32

-20.89%

71.06%

-0.06

Stocks

0.05

231.77%

54.71%

0.05

1 Sharpe ratio  calculated by taking the excess average, annualized returns above/below the risk-free rate, and dividing by annualized volatility of MoM returns.

S&P/Case-Shiller Comp-10

JPM US Govt  (Price Return)

GSCI (Price Return)

NAREIT All Index (Price Return)

S&P 500 (Price Return)

9

MacroShares:

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

ETFs / ETNs

MacroShares

Intraday pricing / liquidity

Continuous creations and redemptions

Marginable

Trustee & Custodian

Issuer Credit risk

Counterparty swaps risk

Collateralized by U.S. Treasuries & cash

Shares must always be created/redeemed in pairs (Ups + Downs)

Practical for asset class like home prices

Leverage designed for buy-and-hold investors

Premium & discounted market prices; price discovery

IPO

Similar to ETFs and ETNs in some respects…  different in others

An Investment and Hedging Breakthrough

MACRO MARKETS

DMM
Housing
Down
$25
Underlying
Value
SETTLEMENT CONTRACT
Inception
Starting Index Level = 150
Up and Down Trusts are Equally Collateralized
Leverage Factor = 3
UMM
Housing
Up
$25
Underlying
Value
$22
Scenario 1
Index Level increases to 156 (+4%)
$3 is transferred* from the Down to the Up Trust
($25 x 4% index change x leverage factor = $3)
$28
$28
Scenario 2
Index Level decreases to 144 (-4%)
$3 is transferred* from the Up to the Down Trust
($25 x 4% index change x leverage factor = $3)
$22

MacroShares™ Major Metro Housing

10

No Counterparty Risk or Credit Risk

*No assets are actually transferred between the trusts until a redemption, an early termination or the scheduled maturity date occurs.  The $3 “transfers” within this illustration represent payment obligations of one trust to the other, as mandated by the applicable settlement contract.

Nothing contained in this presentation should be construed as a recommendation of the MacroShares as a beneficial investment for any particular group of individuals, types of companies or institutions, or as a representation that an investment in the MacroShares may provide a complete and accurate hedge against any particular form of exposure to real estate.  Before making a decision to invest in any MacroShares, investors should carefully review the prospectus for those MacroShares.  Copies of the applicable prospectus may be obtained as specified under "Important Information" on page 3 of this presentation.

An Investment and Hedging Breakthrough

Case Study of Prior MacroShares Product:
                                The Oil Up and Down Trusts

First MacroShares launched November 2006

Oil Up (UCR) and Oil Down (DCR)

Grew organically to $1.6 Billion

The pair averaged 3.3mm total shares traded daily in 2008

Widely-held: institutional and retail investors around the globe

An Investment and Hedging Breakthrough

MACRO MARKETS

S&P/Case-Shiller® Home Price Indices

24%
20%
16%
12%
8%
4%
0%
-4%
-8%
-12%
-16%
-20%
Percent change, year ago
10 -City Composite
U.S. National
20-City
Composite
1988
1990
1992
1994
1996
1998
2000
2002
2004
2006
2008

Source: Standard & Poors & Fiserv

MacroShares™ Major Metro Housing

12

S&P/Case-Shiller Home Price Indices

The Security Benchmark:
Released by S&P at 9am EST the last Tuesday of each month

MACRO MARKETS

	2008 Q4 Level	2008 Q4/2008 Q3 Change (%)	2008 Q3/2008 Q2 Change (%)	1-Year Change (%)
U.S. National Index	139.14	-7.2%	-3.5%	-18.2%
Metropolitan Area	**December 2008 Level**	**December/November Change (%)**	**November/October Change (%)**	**1-Year Change (%)**
Atlanta	113.87	-2.3%	-2.7%	-12.1%
Boston	153.05	-1.3%	-2.6%	-7.0%
Charlotte	122.41	-2.5%	-1.9%	-7.2%
Chicago	137.16	-3.0%	-2.8%	-14.3%
Cleveland	105.21	-2.1%	-1.2%	-6.1%
Dallas	115.63	-2.3%	-1.9%	-4.3%
Denver	125.74	-1.5%	-1.1%	-4.0%
Detroit	80.93	-3.0%	-3.1%	-21.7%
Las Vegas	131.40	-4.8%	-3.3%	-33.0%
Los Angeles	171.46	-2.5%	-2.2%	-26.4%
Miami	165.01	-2.7%	-2.2%	-28.8%
Minneapolis	127.00	-4.6%	-2.2%	-18.4%
New York	183.50	-1.7%	-1.6%	-9.2%
Phoenix	123.93	-5.1%	-3.4%	-34.0%
Portland	158.50	-2.5%	-2.3%	-13.1%
San Diego	152.16	-2.1%	-2.3%	-24.8%
San Francisco	130.12	-3.8%	-3.0%	-31.2%
Seattle	160.19	-3.6%	-2.5%	-13.4%
Tampa	156.04	-3.0%	-2.8%	-22.0%
Washington	176.34	-2.2%	-2.5%	-19.2%
Composite-10	162.17	-2.3%	-2.2%	-19.2%
Composite-20	150.66	-2.5%	-2.3%	-18.5%

Source: Standard & Poor's and Fiserv
Data through December 2008

MacroShares™ Major Metro Housing

13

S&P/Case-Shiller Home Price Indices

The Security Benchmark:
Released by S&P at 9am EST the last Tuesday of each month

*

*

*

*

*

*

*

*

*

*

14

S&P/Case-Shiller Home Price Indices: Summary

Calculated by Fiserv, published by Standard & Poor’s

The settlement index for the CME housing futures and options platform

2006 William F. Sharpe Award (Most Innovative Index for Institutional Investors)

Over 20 years of historical data; 3-month moving average, 2-month lag

Existing, single-family properties; no appraisals, no new homes

Robust:  Most recent (Comp-10) index comprised of 40,000+ sale pairs

Repeat Sales Methodology – “the standard”, pioneered by Case & Shiller

S&P/Case-Shiller Home Price Indices

MACRO MARKETS

Washington, D.C. (7.8%)
Boston (7.4%)
Chicago (8.9%)
Denver (3.7%)
Las Vegas (1.5%)
San Francisco (11.8%)
San Diego (5.5%)
Los Angeles (21.2%)
New York (27.2%)
Miami (5.0%)

MacroShares™ Major Metro Housing

15

S&P/Case-Shiller Composite-10 Home Price Index

A value-weighted index of 10 Major Metropolitan US Housing Markets

      Weights are derived from U.S. Census housing counts and average home prices for each metro area

            The housing stock within these 10 markets represents approximately 30% of the U.S. total

16

1 Percentages from 2000 US Census.  Estimated  market values derived by applying those percentages to the $20.5 Trillion total figure from Q4 2008 Federal Flow of Funds Balance Sheet

Boston

$ 472 (2.3%)

Chicago

$ 697 (3.4%)

Denver

$ 226 (1.1%)

Las Vegas

$ 103 (0.5%)

Los Angeles

$ 1,169 (5.7%)

Miami

$ 328 (1.6%)

New York

$ 1,743 (8.5%)

San Diego

$ 287 (1.4%)

San Francisco

$ 677(3.3%)

Washington DC

$ 513 (2.5%)

Estimated Housing Stock Values

($s in Billions; % of total U.S. housing stock)1

S&P/Case-Shiller Composite-10 Home Price Index

Component Markets

MACRO MARKETS

Placement Agents
OpenCross
WR HAMBRECHT + CO
Retail & Institutional Investors
Broker / Syndicate
Participating Dealers
Broker / Syndicate
Retail & Institutional Investors
WR Hambrecht + Co's
OpenCross®
Auction Platform

MacroShares™ Major Metro Housing

17

Process for Bidding in the IPO

             Automated interface:                      Consolidates the order book

                                                           “Crosses” bids for the Up and Down MacroShares

Selling group members (Participating Dealers) and the Placement Agent enter and manage their customers’ bids throughout the auction; effectively, each dealer manages its own book

Institutional customers contact selling group member or Macro Financial

Individuals can arrange to place bids via WRH if their broker is not in the selling group

The Simultaneous IPO via OpenCross® Auction

Approved Investors

18

  Efficient

Determines market prices for paired ("Up" and "Down“) MacroShares simultaneously

Either half of the paired security will likely be priced above or below its $25 per share par value, but the combined clearing prices will equal $50

Delivers accurate pricing while maximizing offering size

   Accessible, Transparent & Fair

Rules-based, transparent pricing process with uniform share allocation

Individuals and institutions participate (anonymously) on level playing field

For each security, all investors pay the same price and never more than their bid*

______________________________________

*Prices and bids before applicable per-share mark-up

Rationale for Simultaneous IPO and the Auction Process

The Simultaneous IPO via OpenCross® Auction

If more MacroShares will be created later... why participate in the IPO?

Lower-cost execution:

Unlike secondary market transactions, there will be no bid-ask spread

If you are awarded shares in this IPO, your cost will be no higher, and possibly less than your bid level*.

Market price could increase significantly once secondary market trading commences

MacroShares “creation units” in the post-IPO environment will have transaction fees equal to or greater than the IPO mark-up for several months

Flexibility

Individual investors and institutions can bid for either security, UMM or DMM

Bids can be entered via any combination of Participating Dealers you wish (or, for
Approved Investors and Institutions, directly via the OpenCross auction platform)

A significant institutional position may take much longer to establish in the secondary market vs. the primary (IPO) market

______________________

*Cost before applicable per-share mark-up; the OpenCross® technology used for MacroShares IPOs utilizes an electronic
“Dutch auction” format.

The Simultaneous IPO via OpenCross® Auction

20

Based upon expectations for home prices at the maturity date

Easy-to-use pricing tool translates your view of future home prices into price per share

Offering Price Ranges                                UMM  $13.20 - $16.50          DMM  $30.80 - $38.50

Compatible with published and market forecasts, e.g.,

Fed Baseline Scenario

Fed Adverse Scenario

CME Housing Futures

Independent economists

OpenCross Auction process will determine actual public offering prices

Prices of UMM and DMM will sum to $50

Each MacroShares price contains an implied view of future home prices

For example, assume UMM price = $15.00  (DMM price = $35.00)

Each of these MacroShares prices imply home prices will decline a cumulative 13.33%

        from inception to 2014 maturity date (approximately 5 ½ years)

MacroShares Pricing

Valuing the Shares

Each tied to the S&P/CS Composite-10 Home Price Index

MACRO MARKETS

MacroShares Fair Value Estimator

Estimate fair value prices based on your inputs of expected annual ***home price appreciation (HPA)*** *rates.*

Security:	**Major Metro Housing Up / Down**	**Tickers:**	**UMM / DMM**
Reference Index:	S&P/Case-Shiller Composite-10 Home Price Index	Leverage Factor:	3x
Today's Date:	April 2, 2009	Index Level at beginning of 2009:	169.78
Maturity Date:	November 25, 2014	Initial Index Level:	162.17
Security Inception Date:	April 24, 2009	Current Index Level:	158.50

Input Expected Annual HPA Rates

	2009	2010	2011	2012	2013	2014
	-16.00%	-3.00%	1.50%	2.00%	3.00%	3.50%
Index Level	142.61	138.33	140.41	143.22	147.51	152.44

Calculate

Clear

Cumulative HPA from Inception Date

-6.12% Unlevered	-18.36% Levered

250
200
150
100
50
0
Index Level
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013 2014
ILLUSTRATION ONLY
Index Level
YoY % Change
S&P/Case-Shiller Composite-10 Index History
Your Projection

	UMM	DMM
Underlying Value (UV)	$25.00	$25.00
Fair Value (based on your HPA inputs)	**$20.35**	**$29.65**
Market Price	$15.00	$35.00
Relative Value (vs your Fair Value)	**CHEAP | -35.66%**	**RICH | +15.31%**

Implied Performance	
Index Level (at maturity)	Home Prices (Inception to Maturity)
152.24	**-6.12%**
140.54	-13.33%

MacroShares™ Major Metro Housing

21

MacroMarkets LLC  © 2009

21

MacroShares Research & Pricing Tools

“SCENARIO X”

MACRO MARKETS

MacroShares Fair Value Estimator

Estimate fair value prices based on your inputs of expected annual ***home price appreciation (HPA)*** *rates.*

Security:	**Major Metro Housing Up / Down**	Tickers:	**UMM / DMM**
Reference Index:	S&P/Case-Shiller Composite-10 Home Price Index	Leverage Factor:	3x
Today's Date:	April 2, 2009	Index Level at beginning of 2009:	169.78
Maturity Date:	November 25, 2014	Initial Index Level:	162.17
Security Inception Date:	April 24, 2009	Current Index Level:	158.50

Input Expected Annual HPA Rates

	2009	2010	2011	2012	2013	2014
	-14.00%	-4.00%	0.00%	0.50%	1.00%	1.50%
Index Level	146.01	140.17	140.17	140.87	142.27	144.23

Calculate

Clear

Cumulative HPA from Inception Date	
-11.06%	-33.18%
Unlevered	Levered

ILLUSTRATION ONLY
Index Level
250
200
150
100
50
0
1987
1989
1991
1993
1995
1997
1999
2001
2003
2005
2007
2009
2011
2013 2014
Index Level
YoY % Change
S&P/Case-Shiller Composite-10 Index History
Your Projection

	UMM	DMM
Underlying Value (UV)	$25.00	$25.00
Fair Value (based on your HPA inputs)	**$16.69**	**$33.30**
Market Price	$15.00	$35.00
Relative Value (vs your Fair Value)	**CHEAP | -11.26%**	**RICH | +4.85%**

Implied Performance	
Index Level (at maturity)	Home Prices (Inception to Maturity)
144.23	**-11.06%**
140.54	-13.33%

MacroShares™ Major Metro Housing

22

MacroMarkets LLC  © 2009

22

MacroShares Research & Pricing Tools

“FED BASELINE”

MACRO MARKETS

MacroShares Fair Value Estimator

Estimate fair value prices based on your inputs of expected annual ***home price appreciation (HPA)*** *rates.*

Security:	Major Metro Housing Up / Down	Tickers:	UMM / DMM
Reference Index:	S&P/Case-Shiller Composite-10 Home Price Index	Leverage Factor:	3x
Today's Date:	April 2, 2009	Index Level at beginning of 2009:	169.78
Maturity Date:	November 25, 2014	Initial Index Level:	162.17
Security Inception Date:	April 24, 2009	Current Index Level:	158.50

Input Expected Annual HPA Rates

	2009	2010	2011	2012	2013	2014
	-22.00%	-7.00%	1.50%	2.50%	3.50%	4.00%
Index Level	132.42	123.15	125.00	128.13	132.61	137.47

Calculate

Clear

Cumulative HPA from Inception Date

-15.23%	-45.69%
Unlevered	Levered

250
200
150
100
50
0
Index Level
1987 1989 1991 1993 1995 1997 1999 2001 2003 2005 2007 2009 2011 2013 2014
ILLUSTRATION ONLY
Index Level
YoY % Change
S&P/Case-Shiller Composite-10 Index History
Your Projection

	UMM	DMM
Underlying Value (UV)	$25.00	$25.00
Fair Value (based on your HPA inputs)	**$13.53**	**$36.46**
Market Price	$15.00	$35.00
Relative Value (vs your Fair Value)	**RICH | +9.80%**	**CHEAP | -4.17%**

Implied Performance	
Index Level (at maturity)	Home Prices (Inception to Maturity)
137.47	**-15.23%**
140.54	-13.33%

MacroShares™ Major Metro Housing

23

MacroMarkets LLC  © 2009

23

MacroShares Research & Pricing Tools

“FED ADVERSE STRESS”

24

MacroShares:   More Price Discovery for Housing

  Like most financial instruments – corporate stocks, bonds, and commodities –
MacroShares naturally trade at premium or discounted prices to their prevailing underlying, or baseline value.

  The market prices of all of these financial instruments share a common attribute: they reflect investor expectations of underlying, baseline value beyond the near-term.

      Premium prices imply relatively strong demand and/or optimism regarding future performance

      Discounted prices imply relatively weak demand and/or pessimism regarding future performance

  For any asset or financial instrument, the degree of divergence between market price and underlying, baseline value:

      Changes along with consensus expectations over time, and

      Includes valuable price discovery for the marketplace at any moment in time.

25

Financial

Instrument

Baseline

Value

Underlying

Price reflects
expectations of
Baseline Value
in future

Expectations
that are

Price Drivers

Price Discovery

Futures

Spot

Contract

Yes

Future
commodity prices
or index levels

Yes

Bonds

Face

Note

Yes

Future interest
rates, defaults,
prepayments

Yes

Stocks

Book

Net Assets

Yes

Future earnings
and dividends

Yes

MacroShares

Underlying

Value

US Treasuries,
cash

Yes

Future index
levels and net
distributions

Yes

ETFs

Net Asset Value

Baskets of
securities and
derivatives

No

n/a

No*

MacroShares:   More Price Discovery for Housing

*The market prices of ETFs can stray from NAV, but generally, the differences are small provided that there is liquidity in the underlying.  For example, a U.S.-listed ETF that tracks a foreign stock index may trade away
from net asset value during U.S. trading hours (while the foreign stock exchange is closed).   In a liquid market, such divergence from NAV reflects investor expectations of the future change in the (foreign) index.

MACRO MARKETS

Index or Interest Rate
Population in Millions
Year
Home Prices
Building Costs
Population
Interest Rates
250
200
150
100
50
0
1000
900
800
700
600
500
400
300
200
100
0
1880
1900
1920
1940
1960
1980
2000
2020

MacroShares™ Major Metro Housing

26

When will home prices stabilize?  How might the recovery unfold?

No precedents:

An historic bubble

Government bailouts and market interventions

US Home Prices 1890 - 2008 Q4

(inflation-adjusted)

MACRO MARKETS

House Price Index
(2008Q4=100)
100
95
90
85
80
75
70
2008Q4
2009Q1
2009Q2
2009Q3
2009Q4
2010Q1
2010Q2
2010Q3
2010Q4
Baseline
More Adverse

MacroShares™ Major Metro Housing

27

Management of this large, fundamental risk requires:

  More financial innovation

   A more complete housing market

   A more accessible and liquid housing market

  Price discovery to facilitate investment and risk management

When will home prices stabilize?  How might the recovery unfold?

Supervisory Capital Assessment Program

Bank Stress Test

http://www.federalreserve.gov/newsevents/press/bcreg/bcreg20090225a1.pdf

The S&P/CS Composite-10 Home Price Index

MACRO MARKETS

Economic Scenarios: Baseline and More Adverse Alternatives

	2009	2010
Real GDP[1]		
Average Baseline[2]	-2.0	2.1
Consensus Forecasts	-2.1	2.0
Blue Chip	-1.9	2.1
Survey of Professional Forecasters	-2.0	2.2
Alternative More Adverse	-3.3	0.5
Civilian unemployment rate[3]		
Average Baseline[2]	8.4	8.8
Consensus Forecasts	8.4	9.0
Blue Chip	8.3	8.7
Survey of Professional Forecasters	8.4	8.8
Alternative More Adverse	8.9	10.3
House prices[4]		
Baseline	-14	-4
Alternative More Adverse	-22	-7

1. Percent change in annual average.
2. Baseline forecasts for real GDP and the unemployment rate equal the average of projections released by Consensus Forecasts, Blue Chip, and Survey of Professional Forecasters in February.
3. Annual average.
4. Case-Shiller 10-City Composite, percent change, fourth quarter of the previous year to fourth quarter of the year indicated.

MacroShares™ Major Metro Housing

28

When will home prices stabilize?  How might the recovery unfold?

http://www.federalreserve.gov/newsevents/press/bcreg/bcreg20090225a1.pdf

Supervisory Capital Assessment Program

Key Investment Highlights

Unique Play on the Largest Asset Class in the U.S.

Only listed cash security tracking the housing market

Based on the S&P/Case-Shiller Composite-10 Home Price Index

Express either a bullish (UMM) or bearish (DMM) view on future home prices

   Establish bearish view (DMM) without short selling, and without a margin account

No Counter-Party Risk

Trusts are fully secured by U.S. Treasuries and cash

Full Liquidity

Listed on NYSE Arca

Prior MacroShares product traded 3.3 million shares per day in 2008

Moderately Levered Returns that meet the needs of buy-and-hold investors

The leverage factor is applied to cumulative index returns

Unlike levered ETFs, these MacroShares are designed to deliver magnified index returns for holding periods beyond a single day

Low Transaction Fees

Institutional gross spread significantly lower than “standard” 7% IPO fee

MACRO MARKETS

MACRO MARKETS

MacroShares™ Major Metro Housing

30

Contact

1-888-9 House 5

1-888-946-8735

Housing@MacroMarkets.com

www.MacroMarkets.com